July 19, 2005

Office of the Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20546

Ladies and Gentlemen:

We have read Item 4.01 included in the Form 8-K of TEP Fund, Inc. dated July 6, 2005 which was filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to our Firm.

                                            Very truly yours,

                                            /s/ J.H. Cohn LLP

                                            J.H. Cohn LLP